Exhibit 99.2

FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE

This First Amendment to Agreement for Sale and Purchase dated as of December 3, 2004 is made by and between SPILAKE, Inc., a Delaware corporation (“Seller”), whose address is 2542 Williams Boulevard, Kenner, Louisiana 70062-5596, and RAK Group Acquisition Corporation, a New York corporation (“Buyer”), whose address is 400 Madison Avenue, Suite 2B, New York, New York 10017.

W I T N E S S E T H

WHEREAS, Seller and Buyer entered into an Agreement for Sale and Purchase of the Lakeview Club Apartments located at 2819 N. Oakland Forest Drive, Oakland Park, Florida (“Property”) with an effective date of November 18, 2004 (“Agreement”); and

WHEREAS, pursuant to said Agreement the Buyer had until December 3, 2004 to conduct inspections and Buyer for any reason or no reason could notify Seller on or before December 3, 2004 of its intention not to purchase the Property; and

WHEREAS, Buyer has requested an additional period of time in which to complete certain matters which it could not complete during the original Due Diligence Period.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to the following:

1.	The Due Diligence Period as defined in the Agreement shall be extended to 5:00 p.m. Eastern Time on December 10, 2004.

2.	All other provisions of the Agreement shall remain in effect.

3.	Any defined terms contained herein shall have the meaning afforded to them in the Agreement.

4.	This Amendment may be signed by facsimile and any signature thereon shall be considered for all purposes as an original.

5.	This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the year and date indicated below their signatures.

SELLER:

SPILAKE, INC.

By:	/s/ James W. Brodie
James W. Brodie
Its:	Vice President

BUYER:

RAK GROUP ACQUISITION CORPORATION

By:	/s/ Randy Kohana
Randy Kohana
Its:	President